Exhibit 23.1
Consent of Independent Registered Public Accounting Firm
Board of Directors
Home BancShares, Inc.
Conway, Arkansas
We consent to the incorporation by reference in this Registration Statement of Home BancShares, Inc. on Form S-3 of our report, dated March 4, 2008, on our audits of the financial statements and the internal control over financial reporting of Home BancShares, Inc. We also consent to the references to our firm under the caption “Experts.”
/s/BKD, LLP
Little Rock, Arkansas
February 2, 2009
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